UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALT5 SIGMA CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ALT5 SIGMA CORPORATION

Notice of Special Meeting of Stockholders

PLEASE VOTE TODAY

Dear Stockholders:

We cordially invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of ALT5 Sigma Corporation, a Nevada corporation (the “Company,” “we,” “our” or “us”), to be held 10:00 a.m. Pacific Time on October 3, 2025. The Special Meeting will be held in a virtual-only format via live webcast, which you can access by visiting www.virtualshareholdermeeting.com/ALTS2025SM and entering the 16-digit control number included in your proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying Proxy Statement for more details.

The Special Meeting is being held for the following purposes:

1.	To approve, for purposes of Nasdaq Listing Rule 5635, in connection with a private placement offering that closed on August 12, 2025, (i) the issuance of 119,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), upon the exercise of pre-funded warrants and common stock purchase warrants held by World Liberty Financial, Inc. issued pursuant to a securities purchase agreement dated August 11, 2025, and (ii) the appointment by the board of directors of the Company (the “Board”) of Zachary Folkman as a director of the Company.

2.	To approve an amendment of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the total number of authorized shares of Common Stock, from 200,000,000 shares to 2,000,000,000.

3.	To approve adjournments or postponements of the Special Meeting or to transact such other business as may be properly brought before the Special Meeting.

The Board recommends that you vote “FOR” Proposals 1, 2, and 3 and has fixed the close of business on August 12, 2025, as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon at the Special Meeting is presented in the accompanying Proxy Statement. A list of stockholders of record will be available for inspection at the Special Meeting and, during the 10 days prior to the Special Meeting, at our principal executive offices located at the address above.

Important Information

This Proxy Statement, with the enclosed proxy card, is being furnished to our stockholders in connection with the solicitation by our Board of proxies to be voted at our Special Meeting and at any postponements or adjournments thereof. The Company has filed with the SEC a proxy statement in connection with the Special Meeting and advises its stockholders to read the entirety of this Proxy Statement and any and all supplements and amendments thereto. This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about September __, 2025.

Stockholders may obtain a free copy of this Proxy Statement and other documents filed by the Company with the SEC at www.sec.gov. This Proxy Statement and proxy card are also available on the Company’s corporate website at https://ir.alt5sigma.com/all-sec-filings.

By Order of the Board of Directors,

Tony Isaac
Corporate Secretary

Las Vegas, Nevada

________ __, 2025

We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. Our proxy materials for the Special Meeting are being mailed to our stockholders on or about September [●], 2025. This Proxy Statement and proxy card will also be available to our stockholders at [●] on that same date.

Whether or not you expect to attend the meeting electronically, please submit a proxy or voting instructions for your shares promptly using the directions in your proxy materials or on your proxy card, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet by visiting www.proxyvote.com and entering the 16-digit control number included in your proxy materials, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote if you attend the meeting electronically. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ALT5 SIGMA CORPORATION

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. PACIFIC TIME ON OCTOBER 3, 2025

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of ALT5 Sigma Corporation, a Nevada corporation (the “Company”), and any postponements or adjournments thereof. The Special Meeting will be held on Friday, October 3, 2025 at 10:00 a.m. Pacific Time.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on OCTOBER 3, 2025

We anticipate that this Proxy Statement, the Notice of Special Meeting of Stockholders, and the form of proxy card will be mailed to our stockholders commencing on or about September __, 2025.

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of this Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at www.proxyvote.com.

Additionally, you can find a copy of our Proxy Statement and form of proxy card, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “All SEC Filings” section of the “Investor Relations” section of our website at https://ir.alt5sigma.com/all-sec-filings. You may also obtain additional printed copy of this Proxy Statement, free of charge, from us by sending a written request to: Corporate Secretary, ALT5 Sigma Corporation, 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	What matters am I voting on?

A:	You will be voting on:

●	Proposal 1 - To approve, for purposes of Nasdaq Listing Rule 5635, in connection with a private placement offering (the “Private Placement”) that closed on August 12, 2025, (i) the issuance of 119,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), upon the exercise of pre-funded warrants and common stock purchase warrants held by World Liberty Financial, Inc. (the “Lead Investor”) issued pursuant to a securities purchase agreement dated August 11, 2025 (the “Purchase Agreement”), and (ii) the appointment by the board of directors of the Company (the “Board”) of Zachary Folkman as a director of the Company (the “Issuance and Appointment Proposal”).

●	Proposal 2 - To approve an amendment of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the total number of authorized shares of Common Stock, from 200,000,000 shares to 2,000,000,000 (the “Authorized Shares Proposal”).

●	Proposal 3 - To approve adjournments or postponements of the Special Meeting or to transact such other business as may be properly brought before the Special Meeting (the “Adjournment Proposal”).

Q:	How does the Board recommend I vote on these proposals?

A:	Our Board recommends a vote:

●	“FOR” the Issuance and Appointment Proposal;

●	“FOR” the Authorized Shares Proposal; and

●	“FOR” the Adjournment Proposal.

Q:	When is the Special Meeting and where will it be held?

A:	The meeting will be held in a virtual-only format via live webcast on October 3, 2025, at 10:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ALTS2025SM. Information on how to vote electronically at the Special Meeting is discussed below. You will also be able to listen and participate in the Special Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ALTS2025SM and entering the 16-digit control number on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Special Meeting.

Q:	Who is entitled to vote?

A:	Only holders of record of our Common Stock, Series B Preferred Convertible Preferred Stock (the “Series B Preferred Stock”), Series I Preferred Convertible Preferred Stock (the “Series I Preferred Stock”), Series Q Preferred Convertible Preferred Stock (the “Series Q Preferred Stock”) and Series S Preferred Convertible Preferred Stock (the “Series S Preferred Stock,” and, together with the Series B Preferred Stock, Series I Preferred Stock and Series Q Preferred Stock, the “Voting Preferred Stock”) at the close of business on August 12, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, 109,620,596 shares of Common Stock were issued and outstanding and 883,667 shares of Voting Preferred Stock, comprised of 34,207 shares of Series B Preferred Stock, 17,000 shares of Series I Preferred Stock, 732,460 shares of Series Q Preferred Stock and 100,000 shares of Series S Preferred Stock were issued and outstanding.

Every stockholder is entitled to one vote for each share of Common Stock and Voting Preferred Stock, as applicable, held on the Record Date.

●	Registered Stockholders. If shares of our Common Stock or Voting Preferred Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

●	Street Name Stockholders. If shares of our Common Stock or Voting Preferred Stock are held on your behalf by a broker, bank, or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the set of the proxy materials was forwarded to you by your, broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares.

2

Q:	How do I vote?

A:	If you are a stockholder of record, you may (i) vote electronically at the Special Meeting, (ii) vote by proxy at the Special Meeting, (iii) submit a proxy to vote your shares in advance of the Special Meeting through the internet by visiting http://www.proxyvote.com and entering the 16-digit control number included on your proxy card, (iv) submit a proxy over the telephone in advance of the Special Meeting using the toll-free number below, or (v) submit a proxy to vote your shares in advance of the Special Meeting by using the proxy card was provided to you. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to ensure your vote is counted. You may still attend the Special Meeting virtually and vote electronically even if you have already voted by proxy.

●	To submit a proxy through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your proxy card. Your proxy submitted through the internet should be received by 11:59 p.m., Eastern Time on October 2, 2025 in order to ensure that it is counted.

●	To vote electronically at the Special Meeting, visit www.virtualshareholdermeeting.com/ALTS2025SM and enter the 16-digit control number included on your proxy card.

●	To submit a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, the proxyholders named therein will vote your shares as you direct.

●	To submit a proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your telephone vote should be received by 11:59 p.m., Eastern Time on October 2, 2025, in order to ensure that it is counted.

If you hold your shares in street name through a broker, bank, or other nominee, you will receive instructions from your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating, and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Q:	How may my brokerage firm vote my shares if I fail to provide timely directions?

A:	Brokers, banks, or other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is considered “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” These shares will be counted towards determining whether a quorum is present but will not be considered entitled to vote on the “non-routine” proposals.

The approvals of Proposal 1 (the Issuance and Appointment Proposal), Proposal 2 (the Authorized Shares Proposal), and Proposal 3 (the Adjournment Proposal) are generally considered to be “non-routine” matters and brokers, banks, or other nominees are not permitted to vote on these matters if the broker, bank, or other nominee has not received instructions from the beneficial owner.

Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Issuance and Appointment Proposal, the Authorized Shares Proposal, and the Adjournment Proposal.

3

Q:	How will voting on any other business be conducted?

A:	We are not aware of any business to be brought before the stockholders at the Special Meeting other than as described in this Proxy Statement. However, if any other business is properly presented for stockholder consideration, your signed proxy card gives authority to Jonathan Hugh and Zachary Witkoff vote on those matters in their discretion.

Q:	What constitutes a quorum?

A:	Stockholders may not take action during the Special Meeting unless there is a quorum present at the Special Meeting. A meeting of stockholders is duly constituted, and a quorum is present, if, at the commencement of the Special Meeting, there are present in person or by proxy holders representing at least one-third of the shares of our capital stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes (as described above) are counted as present and entitled to vote for purposes of determining a quorum.

Q:	How many votes are needed for approval of each proposal presented in this Proxy Statement?

A:	Assuming a quorum is present at the Special Meeting:

●	Proposal 1 (Issuance and Appointment Proposal): The affirmative vote of a majority of the votes cast by all stockholders present or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve the Issuance and Appointment Proposal. Shares that are not represented at the Special Meeting, and abstentions, if any, will have the effect of votes against this proposal. As this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal.

●	Proposal 2 (Authorized Shares Proposal): The affirmative vote of the majority of the issued and outstanding shares of our capital stock entitled to vote is required to approve the Authorized Shares Proposal. Shares that are not represented at the Special Meeting, and abstentions, if any, will have the effect of votes against this proposal. As this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal.

●	Proposal 3 (Adjournment Proposal): The affirmative vote of a majority of the votes cast by all stockholders present or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve the Adjournment Proposal. Shares that are not represented at the Special Meeting, and abstentions, if any, will have the effect of votes against this proposal. As this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal.

Under the Nevada Revised Statutes, holders of the capital stock will not have any dissenters’ rights in connection with any of the matters to be voted on at the Special Meeting.

Q:	Can I change my vote?

If you are a Stockholder of Record: Shares Registered in Your Name

A:	Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at ALT5 Sigma Corporation, 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

●	You may attend the Special Meeting virtually and vote electronically by visiting www.virtualshareholdermeeting.com/ALTS2025SM and entering the 16-digit control number included in your proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials. Simply attending or participating in the Special Meeting will not, by itself, revoke your proxy.

Your latest proxy card or other proxy is the one that is counted.

4

If you are a Beneficial Owner: Shares Registered in the Name of Broker or Bank

A.	If your shares are held by your bank, broker, or other nominee, you should follow the instructions provided by your bank, broker, or other nominee.

Q:	How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:	If you are a stockholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted “FOR” with respect to each of Proposals 1, 2, and 3.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.

Q:	Who will pay for this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies, except for costs associated with individual stockholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone, or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have not engaged a proxy solicitor, but may do so if we required the solicitation of stockholder votes to adopt these proposals.

Q:	Where can I find the voting results of the Special Meeting?

A:	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact Broadridge by telephone at 1-866-540-7095.

“Street name” stockholders may contact their broker, bank, or other nominee to request information about householding.

5

BACKGROUND AND DESCRIPTION OF THE PRIVATE PLACEMENT

On August 11, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Lead Investor in connection with the Private Placement that closed on August 12, 2025. Pursuant to the Purchase Agreement, the Company received $750 million of $WLFI tokens based on a price of $0.20 per $WLFI token and issued to the Lead Investor 1,000,000 shares of Common Stock at a purchase price of $7.50 per share (the “PIPE Shares”) and pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase up to 99,000,000 shares of Common Stock (the “PIPE Pre-Funded Warrant Shares”) at a purchase price of $7.499 per PIPE Pre-Funded Warrant. Each of the PIPE Pre-Funded Warrants is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The PIPE Pre-Funded Warrants are not exercisable until (i) the Company has filed an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock (the “Amendment”), which is covered by Proposal 2, and (ii) the stockholders have approved the issuance, which is covered by Proposal 1. Following the effectiveness of the Amendment and stockholder approval of Proposal 1, the PIPE Pre-Funded Warrants may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full, subject to certain beneficial ownership limitations. Additionally, pursuant to the Purchase Agreement, the Lead Investor was issued Common Stock Purchase Warrants (the “Lead Investor Warrants” and, together with the PIPE Pre-Funded Warrants, the “Warrants”) to purchase up to 20 million shares of common stock (the “Lead Investor Warrant Shares” and, together with the PIPE Shares, the PIPE Pre-Funded Warrants and the PIPE Pre-Funded Warrant Shares, the “PIPE Securities”). The Lead Investor Warrants are exercisable for up to (i) 8,000,000 shares of Common Stock at an exercise price of $7.50 per share of Common Stock; (ii) 4,000,000 shares of Common Stock at an exercise price of $8.25 per share of Common Stock; (iii) 4,000,000 shares of Common Stock at an exercise price of $9.00 per share of Common Stock; and (iv) 4,000,000 shares of Common Stock at an exercise price of $9.75 per share of Common Stock, subject to adjustment.

Pursuant to the Purchase Agreement, the Company must file a preliminary proxy statement with the SEC no later than 20 business days following the closing of the Private Placement for the purposes of increasing the number of authorized shares of Common Stock in order to permit the issuance of shares of Common Stock upon exercise of the Warrants. Such increase in the number of authorized shares of Common Stock is represented by Proposal 2. The Company must hold the special meeting covering Proposal 2 by September 30, 2025. If the Company does not obtain stockholder approval at the first meeting, the Company is obligated to call a meeting every 90 days thereafter to seek stockholder approval until it is obtained.

The Lead Investor, pursuant to the Purchase Agreement, may nominate two directors to the Board, one of whom will serve as Chairman of the Board, and appoint a certain observation rights. Zachary Witkoff has accepted his appointment as Chairman of the Board and is the initial nominee to the Board selected by the Lead Investor. Both Eric Trump and Zachary Folkman have been designated as observers. Subject to and following the approval of the Company’s stockholders in accordance with Nasdaq’s listing rules, the Board has also approved the appointment of Zachary Folkman, the other nominee to the Board selected by the Lead Investor, as a director. Nasdaq Listing Rule 5635 may classify the issuance of the shares of Common Stock underlying the Warrants and the appointment of Mr. Folkman to the Board as a “change of control,” and therefore require stockholder approval for each. Accordingly, Proposal 1 permits the Company to appoint Mr. Folkman to the Board and issue the shares of Common Stock underlying the Warrants.

The issuance and sale of the PIPE Securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The PIPE Securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering. Pursuant to the terms of a registration rights agreement, the Company is required to file a registration statement providing for the resale of the PIPE Securities within 15 days of the closing of the Private Placement.

This Preliminary Proxy Statement was filed for the purpose of satisfying the stockholder approval requirements of Nasdaq Listing Rule 5635 (Proposal 1) and approving the Amendment (Proposal 2).

6

PROPOSAL 1

THE ISSUANCE AND APPOINTMENT PROPOSAL

Reasons for Requesting Stockholder Approval

Pursuant to Nasdaq Listing Rule 5635, certain actions require a company to obtain stockholder approval. Pursuant to Nasdaq Listing Rule 5635(a), if an issuer intends to issue common stock or securities convertible into or exercisable for common stock, in connection with the acquisition of stock or assets of another company, which may equal or exceed 20% of the outstanding common stock or voting power on a pre-transaction basis, the issuer generally must obtain the prior approval of its stockholders. While the purpose of the PIPE was not to acquire assets of the Lead Investor, in the PIPE, pursuant to the Purchase Agreement with the Lead Investor, the Company received $750 million of $WLFI tokens for 1,000,000 shares of Common Stock and the PIPE Pre-Funded Warrants. Nasdaq Listing Rule 5635(a) may apply when a listed company enters into an agreement with another company to issue equity or enter into a strategic partnership and exchange shares. Therefore, while the Company did not consider the PIPE an acquisition, Nasdaq Listing Rule 5635(a) may apply and therefore we are seeking approval under Nasdaq Listing Rule 5635(a) to comply with Nasdaq listing requirements.

Further, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Nasdaq has not formally defined what constitutes a “change of control,” but Nasdaq guidance suggests that a change of control occurs when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. In addition, Nasdaq will, consider all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between a company and an investor.

Exercises of the Warrants by the Lead Investor along with the 1,000,000 shares of Common Stock held by the Lead Investor would result in the issuance of approximately 52% of the Company’s outstanding Common Stock to the Lead Investor, with it owning more than 20% of the Company’s outstanding Common Stock. Accordingly, the PIPE Pre-Funded Warrants provide that, unless the Company obtains the approval of its stockholders, the PIPE Pre-Funded Warrants may not be exercised. Pursuant to the terms of the Warrants held by the Lead Investor, the Lead Investor will not have the right to exercise any portion of a Warrant, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, the Lead Investor, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the shares of common stock outstanding immediately after giving effect to such conversion and the Company and the Lead Investor could subsequently agree to increase the Beneficial Ownership Limitation. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. A Warrant holder may waive any beneficial ownership limitation, only as to itself, upon at least sixty-one (61) days’ prior written notice.

Immediately prior to the execution of the Purchase Agreement, we had 21,609,376 shares of Common Stock issued and outstanding. After the closing of the Private Placement and the registered direct offering that closed concurrently with the Private Placement (the “Registered Direct Offering”), we had 109,620,596 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the shares of Common Stock underlying the Warrants would have constituted approximately 52% of the shares of Common Stock outstanding after giving effect to the Registered Direct Offering and the issuance of the 1,000,000 PIPE Shares. We are seeking stockholder approval under Nasdaq Listing Rule 5635 for the sale, issuance, or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) of 119,000,000 shares, which would have constituted approximately 52% of the shares of Common Stock outstanding after giving effect to the Registered Direct Offering and the issuance of the 1,000,000 PIPE Shares.

We generally have no control over whether the Warrant holders exercise their Warrants. For this reason, we are unable to forecast accurately or predict with any certainty the total number of shares of Common Stock that may be issued. Given the current circumstances, we would be required to issue a number in excess of 20% of the outstanding shares of our Common Stock to the Warrant holder. Therefore, we are seeking stockholder approval under this proposal to issue a number in excess of 20% of the outstanding shares of our Common Stock upon issuance of the Common Stock underlying the Warrants.

Because Mr. Folkman was nominated for the Board by the Lead Investor, Nasdaq may consider the appointment of Mr. Folkman to the Board in determining whether stockholder approval is required pursuant to Nasdaq Listing Rule 5635. Accordingly, we are seeking stockholder approval for Proposal 1 to permit the Board to appointment Mr. Folkman to the Board.

7

Potential Effects of Approval of this Proposal

The issuance of the shares of Common Stock upon the exercise the Warrants will not affect the rights of the holders of outstanding shares of Common Stock; but, such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Future issuances of shares of Common Stock upon the exercise of the Warrants, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued pursuant to the exercise of the Warrants could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of shares of Common Stock issued in connection with the Private Placement may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued and outstanding shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Potential Effects of Non-Approval of this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the PIPE Securities have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Warrants upon exercise thereof and to allow the Board to appoint Mr. Folkman to the Board.

If the Issuance and Appointment Proposal is not approved by our stockholders, we will be unable to issue Common Stock pursuant to the exercise of the Warrants without facing delisting of the Company’s securities from the Nasdaq Stock Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a limited amount of news and analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, if the Issuance and Appointment Proposal is not approved at the Special Meeting, we are obligated under the terms of the Purchase Agreement to call a meeting every 90 days thereafter to seek stockholder approval until the date on which stockholder approval is obtained. We will incur substantial additional expenses and administrative and associated costs to satisfy this obligation to continue holding stockholder meetings to obtain stockholder approval and will require significant time and attention by our Board and management, diverting their focus from the pursuit of our business strategy.

Interest of Certain Persons in Matter to be Acted Upon

The Lead Investor is the developer of the $WLFI Tokens that are central to our treasury strategy. Our Chairman, Zachary Witkoff, and Mr. Folkman are Co-Founders of the Lead Investor, which holds all of the PIPE Securities and will hold all of the shares of Common Stock underlying the Warrants if they are exercised. Accordingly, the Lead Investor would hold approximately 52% of the shares of Common Stock outstanding if the Warrants were exercised as of the date hereof (if the beneficial ownership restrictions in the Warrants were disregarded). The Lead Investor cannot exercise the PIPE Pre-Funded Warrants purchased in the Private Placement in full or the Lead Investor Warrants unless our stockholders approve the Issuance and Appointment Proposal. Mr. Witkoff and Mr. Folkman are affiliates of entities which have rights to the proceeds from the sale of $WLFI Tokens, including the PIPE Securities. Therefore, Mr. Witkoff and Mr. Folkman also have a pecuniary interest in the outcome of the Issuance and Appointment Proposal and will benefit if the Issuance and Appointment Proposal is approved.

Additionally, in connection with the Private Placement, each of the Company’s officers and directors has entered into a lock-up agreement that prohibits them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of 50% of their shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the effectiveness date of the re-sale registration statement (the “Effective Date”) in connection with the Private Placement and the remaining 50% upon the later of ninety (90) days after the Effective Date or the effective date of the stockholder approval of the matters contemplated by this Proxy Statement. Therefore, each of the Company’s directors and officers has an interest in the outcome of the Issuance and Appointment Proposal and may benefit if the Issuance and Appointment Proposal is approved.

8

Additional Information

The information set forth in this Proposal 1 is qualified in its entirety by reference to the full text of the Purchase Agreement, the PIPE Pre-Funded Warrant, and the Registration Rights Agreement attached as Exhibits 10.2, 4.2, and 10.5, respectively, to our Current Report on Form 8-K filed with the SEC on August 18, 2025. Stockholders are urged to carefully read these documents.

Required Vote; Board of Directors Recommendation

The approval of the Issuance and Appointment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our capital stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the effect of votes against this proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ISSUANCE AND APPOINTMENT PROPOSAL.

9

PROPOSAL 2

THE AUTHORIZED SHARES PROPOSAL

General

We are asking our stockholders to approve an amendment to our Articles of Incorporation to increase our authorized number of shares of Common Stock from 200,000,000 shares to 2,000,000,000 shares. On August 27, 2025, the Board adopted resolutions unanimously approving the proposed amendment to our Articles of Incorporation, in substantially the form of Appendix A hereto. At that time, the Board determined the proposed amendment and increase of the authorized number of shares of Common Stock to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment and increase of the Common Stock for approval by our stockholders. The proposed amendment to our Articles of Incorporation would not increase or otherwise affect our authorized preferred stock.

A copy of the amendment to our Articles of Incorporation is attached as Appendix A to this Proxy Statement. The proposed amendment provides that the first sentence of Article 3, Section 3.1 of our Articles of Incorporation be deleted in its entirety and replaced by the following:

“Section 3.1. Designation of Classes and Series.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,002,000,000 of which 2,000,000,000 shares shall be Common Stock of the par value of $0.001 per share (“Common Stock”), and 2,000,000 shares shall be Preferred Stock of the par value of $0.001 per share (“Preferred Stock”).”

The proposed amendment, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment of our Articles of Incorporation with the Secretary of State of the State of Nevada. Our Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the Board determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

Our Articles of Incorporation currently authorizes us to issue up to 202,000,000 shares of capital stock, with 200,000,000 designated as Common Stock and 2,000,000 designated as preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the close of business on August 12, 2025, there were 109,620,596 shares of Common Stock issued and outstanding, 34,207 shares of Series B Preferred Stock issued and outstanding, 17,000 shares of Series I Preferred Stock issued and outstanding, 732,460 shares of Series Q Preferred Stock issued and outstanding and 100,000 shares of Series S Preferred Stock issued and outstanding.

In addition, as of August 12, 2025, 2,532,460  shares of our Common Stock were reserved for issuance pursuant to the conversion of 883,667 shares of our preferred stock, and 4,591,935 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $2.91.

If our stockholders approve the proposed amendment, subject to the discretion of our Board, we intend to file the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of the State of Nevada as soon as practicable after the Special Meeting.

Reasons for the Increase in Authorized Shares

Pursuant to the Purchase Agreement, we are required to seek stockholder approval to file an amendment to our Articles of Incorporation to increase the total number of authorized shares of Common Stock to allow for the issuance of the shares of Common Stock underlying the Warrants. Other than Stockholder Approval for the issuance of the shares underlying the exercise of the Warrants, and as noted in the preceding paragraph, we have no current definitive plans, arrangements, or understandings to issue any of the additional authorized shares of Common Stock. Our Board believes it is appropriate to increase our authorized shares of Common Stock so that we have sufficient shares of Common Stock available to provide additional flexibility, to pursue strategic, business, and financial opportunities in the future, and to provide for appropriate equity incentives for our employees and other eligible service providers. The additional shares of Common Stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include raising capital, which is needed to complete the development and commercialization of our products; to provide equity incentives to employees, officers, directors, and/or consultants; to establish collaborative or partnering arrangements with other companies; to expand our business through the acquisition of other businesses, products, services, or technologies; to acquire additional digital assets and for other corporate purposes.

10

Effects of the Increase in Authorized Shares

The additional Common Stock to be authorized by approval of the Authorized Shares Proposal would have rights identical to our current outstanding Common Stock. Adoption of the Authorized Shares Proposal and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings-per-share and voting rights of current holders of Common Stock. The additional shares of Common Stock authorized by the approval of this proposal could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, applicable law, regulatory agencies, or Nasdaq listing rules. Under our Articles of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock in order to maintain their proportionate ownership interests in the Company.

The increase in our authorized shares of Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by us to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this Authorized Shares Proposal to increase the total number of authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

Required Vote; Board of Directors Recommendation

The approval of the Authorized Shares Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the effect of votes against this proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES PROPOSAL.

11

PROPOSAL 3

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance and Appointment Proposal or the Authorized Shares Proposal, or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Required Vote; Board of Directors Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our capital stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the effect of votes against this proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of August 12, 2025 the beneficial ownership of Common Stock by each of the Company’s directors, each of the named executive officers, and all directors and executive officers of the Company as a group, as well as information about beneficial owners of 5.0% or more of the Company’s voting securities.

Information with respect to beneficial ownership is based on a review of our corporate and stock transfer records and on Schedules 13D and 13G that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Percentage of beneficial ownership is calculated based on 109,620,596 shares of Common Stock outstanding on August 12, 2025. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of Common Stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 12, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is ALT5 Sigma Corporation, 325 E. Warm Spring Road, Suite 102, Las Vegas, Nevada 89119.

Name and Address of Beneficial Owners	Common Stock	Percentage of Shares Beneficially Owned		Series B Preferred Stock	Percentage of Shares Beneficially Owned		Series I Preferred Stock	Percentage of Shares Beneficially Owned	Series Q Preferred Stock		Percentage of Shares Beneficially Owned	Series S Preferred Stock	Percentage of Shares Beneficially Owned	Percent of Total Voting Power(1)
Directors and executive officers
Peter Tassiopoulos (2)	420,000	*	%	-		%	-	-%	-		-%	-	-%	*	%
Chief Executive Officer and Director				-
Tony Isaac (3)	246,000	*	%	-		%	-	-%	-		-%	-	-%	*	%
President, Secretary,				-
Jonathan Hugh	-	-%		-		%	-	-%	-		-%	-	-%	-%
Chief Financial Officer				-
Vay Tham	-	-%		-	*	%	-	-%	-		-%	-	-%	-%
Chief Revenue Officer				-
David Danziger (4)	20,000	*	%	-		%	-	-%	-		-%	-	-%	*	%
Director				-
Ron Pitters	-	-%		-		%	-	-%	-		-%	-	-%	*	%
Chief Operating Officer and Director				-
John Bitar (5)	12,000	*	%	-		%	-	-%	-		-%	-	-%	*	%
Director				-
Nael Hajjar	10,000	*	%	-		%	-	-%	-		-%	-	-%	*	%
Director				-
Zachary Witkoff(6) Chairman of the Board	-	*	%	-		%	-	-%	-			-	-%	*	%
All directors and executive officers as a group (9 individuals)	708,000	*	%	-		%	-	-%	-		-%	-	-%	*	%

Other 5% beneficial owners
ExodusPoint Capital Management, LP(7)	5,856,700	5.34%		-		%	-	-%		-	-%	-	-%	5.3%
Jane Street Group, LLC (8)	10,061,351	9.18%		-		%	-	-%	-		-%	-	-%	9.11%
Soul Ventures Holdings Ltd (9)	11,333,200	10.34%		-		%	-	-%	-		-%	-	-%	10.26%

*	Less than 1.0%

(1)	Includes 883,667 shares of Voting Preferred Stock.

13

(2)	Consists of 420,000 shares of Common Stock.

(3)	Consists of 246,000 shares of Common Stock.

(4)	Consists of 20,000 shares of Common Stock.

(5)	Consists of 12,000 Shares of Common Stock.

(6)

Zachary Witkoff is one of three members of the Board of Managers of WLF Holdco LLC (“Holdco”), the sole member of World Liberty Financial, Inc. (“WLFI”), who share voting and dispositive power with respect to securities held of record by WLFI as nominee. No individual manager has the individual authority to vote or dispose of such securities, and each such manager disclaims beneficial ownership of such securities.

(7)

Based solely on the Schedule 13G filed with the SEC on August 18, 2025, reporting beneficial ownership as of August 11, 2025. ExodusPoint Capital Management, LP has shared voting and shared dispositive power with respect to 5,856,700 shares of Common Stock. ExodusPoint Capital Partners GP, LLC has shared voting and shared dispositive power with respect to 5,856,700 shares of Common Stock. Michael Gelband has shared voting and shared dispositive power with respect to 5,856,700 shares of Common Stock. Hyung Lee has shared voting and shared dispositive power with respect to 5,856,700 shares of Common Stock. ExodusPoint Capital Management, LP’s address is 65 East 55th Street, New York, NY 10022.

(8)	Based solely on the Schedule 13G filed with the SEC on August 19, 2025, reporting beneficial ownership as of August 12, 2025. Jane Street Group, LLC has shared voting and dispositive power with respect to 10,061,351 shares of Common Stock; Jane Street Capital, LLC has shared voting and dispositive power with respect to 46,597 shares of Common Stock; Jane Street Options, LLC has shared voting and dispositive power with respect to 13,300 shares of Common Stock; and Jane Street Global Trading, LLC has shared voting and dispositive power with respect to 10,001,454 shares of Common Stock. Jane Street Capital, LLC’s address is 250 Vesey Street, 6th Floor, New York, New York 10281.

(9)	Based solely on the Schedule 13G filed with the SEC on August 26, 2025, reporting beneficial ownership as of August 11, 2025. Soul Ventures Holdings Ltd. has sole voting and dispositive power with respect to 11,333,200 shares of Common Stock. Soul Ventures Holdings Ltd.’s address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

14

OTHER MATTERS

No business other than that set forth in the attached notice of Special Meeting is expected to come before the Special Meeting. However, should any other matters requiring a vote of stockholders arise, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

PROXY SOLICITATION AND COSTS

It is expected that the solicitation of proxies for the Special Meeting will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the Nasdaq schedule of charges.

The Company will bear the entire cost of this solicitation of proxies for the Special Meeting, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that the Company may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers, and employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials relating to the Special Meeting to its website under “Investors.”

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov. Information contained on our website, https://www.alt5sigma.com is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

Respectfully submitted,
Dated: ____________, 2025

Tony Isaac
Corporate Secretary

15

APPENDIX A

Certificate of Amendment

To

Articles of Incorporation

Of

ALT5 Sigma Corporation

ALT5 Sigma Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is ALT5 Sigma Corporation.

2.	Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the first sentence of Article 3, Section 3.1 of the Article of Incorporation is hereby amended as follows:

“Section 3.1. Designation of Classes and Series.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,002,000,000 of which 2,000,000,000 shares shall be Common Stock of the par value of $0.001 per share (“Common Stock”), and 2,000,000 shares shall be Preferred Stock of the par value of $0.001 per share (“Preferred Stock”).”

3.	Except as amended hereby, all other provisions of the Articles of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer of this Corporation as of __________, 2025.

ALT5 SIGMA CORPORATION

Tony Isaac
President

A-1

ALT5
(NASDAQ: ALTS)

ALT5 SIGMA CORPORATION
325 E. WARM SPRINGS RD.
STE. 102
LAS VEGAS, NV 89119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALTS2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79494-Z91059

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALT5 SIGMA CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V79495-Z91059

ALT5 SIGMA CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 3, 2025 10:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jonathan Hugh And Zachary Witkoff (each or either), as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock and Preferred stock of ALT5 SIGMA CORPORATION that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Friday, October 3, 2025, virtually, via live webcast at www.virtualshareholdermeeting.com/ALTS2025SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side